                                  AGREEMENT

                  THIS AGREEMENT dated as of November 2, 1998 (this "Agreement"), is made by and between Graham-Field Health Products, Inc., a Delaware corporation having its principal offices at 400 Rabro Drive East, Hauppauge, New York 11788 (the "Company"), and Harvey P. Diamond, Executive Vice President (the "Executive").

                  WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key executive management personnel; and

                  WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in Section 1.4 below) of the Company exists from time to time and that such possibility, and the uncertainty, instability and questions which it may raise for and among key executive management personnel, may result in the premature departure or significant distraction of such management personnel to the material detriment of the Company and its shareholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce, focus and encourage the continued attention and dedication of key members of the executive management of the Company and its subsidiaries, including (without limitation) the Executive, to their assigned duties without distraction in the face of potentially disturbing or unsettling circumstances arising from the possibility of a Change in Control of the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:

                  1.1 "ANNUAL BASE SALARY" shall mean the Executive's rate of regular basic annual compensation prior to any reduction under a salary reduction agreement pursuant to section 401(k) or section 125 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and shall not include (without limitation) cost of living allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

                  1.2 "BIL" shall mean collectively, Brierley Investments Ltd., BIL (Far East Holdings) Limited, BIL Securities (Offshore) Ltd. and any Person or group of Persons which is directly affiliated with or is wholly or partly controlled by one or more of such entities.

                  1.3 "CAUSE" for termination by the Company or any subsidiary of the Executive's employment, after any Change in

Control, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company, or a subsidiary of the Company, as such duties may reasonably be defined from time to time by the Board (or a duly designated and authorized committee thereof), or to abide by the reasonable written policies of the Company or of the Executive's primary employer (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason pursuant to Section 4.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties or has not abided by any reasonable written policies, or (ii) the continued and willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's act, or failure to act, was in the best interests of the Company or its subsidiaries.

                  1.4 "CHANGE IN CONTROL" shall mean and be deemed to have occurred if:

                           (i) the shareholders of the Company approve a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were Beneficial Owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than seventy-five percent (75%) of the combined voting power of the securities of the corporation resulting from such reorganization, merger or consolidation; or

                           (ii) the shareholders of the Company approve (a) the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company, or
         (b) a complete liquidation or dissolution of the Company.

                   Notwithstanding the foregoing, (x) a "going-private" transaction under Rule 13(e)-3 of the Securities Exchange Act of 1934 (the "Exchange Act") or (y) any similar corporate transaction, sponsored by management of the Company, including, but not limited,to any recapitalization or reclassification of the securities of the Company shall not constitute a Change in Control.

                  1.5 "COMPANY" shall mean Graham-Field Health Products, Inc. and any successor to its business and/or assets which assumes (either expressly, by operation of law or otherwise) and/or agrees to perform this Agreement by operation of law or otherwise (except in determining, under Section 1.3 hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

                  1.6 "DISABILITY" shall mean and be deemed the reason for the termination by the Executive of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties for a period of three (3) consecutive months.

                  1.7 "GOOD REASON" for termination by the Executive of the Executive's employment in connection with or as a result of any Change in Control shall mean the occurrence (without the Executive's prior express written consent) of any one of the following acts, or failures to act, unless, in the case of any act or failure to act described in clauses (i), (iv), (v) or (vi) below, such act or failure to act is corrected by the Company or any subsidiary prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                           (i) the assignment to the Executive of any duties or responsibilities inconsistent with the Executive's most significant position(s) (including without limitation status, offices, titles and reporting responsibilities/rights) as an executive officer of the Company and/or a subsidiary held during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control, or a substantial adverse alteration of the Executive's position or title(s) with the Company or any subsidiary or in the nature of such status, offices, titles and reporting responsibilities/rights;

                           (ii) a reduction in the Executive's Annual Base Salary as in effect on the date of this Agreement or as the same may be increased at any time thereafter and from time to time;

                           (iii) the relocation of the Company's principal executive offices to a location more than thirty (30) miles from its location on the date of this Agreement (or, if different, more than thirty (30) miles from where such offices are located immediately prior to any Potential Change of Control) or the Company's requiring the Executive to be based anywhere other than the location where the Executive is performing his duties immediately prior to any Potential Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations as of the date of the Potential Change in Control;

                           (iv) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (v) the failure by the Company or a subsidiary to continue in effect any pension benefit or incentive or deferred compensation plan in which the Executive participates immediately prior to any Potential Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or arrangement) has been made with respect to such plan, or the failure by the Company or a subsidiary to continue the Executive's participation therein (or in such substitute or alternative plan or arrangement) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Potential Change in Control;

                           (vi) the failure by the Company or a subsidiary to continue to provide the Executive with health and welfare benefits substantially similar to those enjoyed by the Executive under any of the Company's or a subsidiary's retirement, life insurance, medical, health and accident, or disability or similar plans in which the Executive was participating at the time of any Potential Change in Control, the taking of any action by the Company or a subsidiary which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Potential Change in Control, or the failure by the Company or a subsidiary to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company or a subsidiary's normal vacation policy in effect at the time of the Potential Change in Control;

                           (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4.1; and/or

                           (viii) a termination by the Executive of his employment for any reason during the thirty (30) day period immediately following the first (1st) anniversary after the date of any Change in Control.

                  1.8 "PERSON" shall have the meaning ascribed thereto in
Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

                  1.9 "POTENTIAL CHANGE IN CONTROL" shall mean and be deemed to have occurred if the Company enters into an agreement the consummation of which would result in the occurrence of a Change in Control.

                  1.10 "WINDOW PERIOD" shall mean the thirteen (13) month period following a Change in Control.

         2. TERM OF THIS AGREEMENT. This Agreement shall commence on the date hereof and shall continue in effect as long as the Executive is employed by the Company, provided, however, that if (i) a Change in Control shall have occurred during the Executive's employment with the Company, this Agreement shall continue in effect until the termination of the applicable Window Period, or
(ii) if a Potential Change in Control shall have occurred during the Executive's employment with the Company, this Agreement shall continue in effect until one
(1) year after the Executive's termination of employment with the Company (the "Term").

         3. SEVERANCE PAYMENTS.

                  3.1 SEVERANCE. The Company shall pay the Executive the payments described in Section 3.1.1 and 3.1.2 (the "Severance Payments") upon the termination of the Executive's employment with the Company during the Window Period (including, but not limited to, the Executive's termination of employment for Good Reason, death or Disability), unless such termination is (i) by the Company for Cause, or (ii) by the Executive without Good Reason. In addition, the Executive's employment shall be deemed to have been terminated immediately following a Change in Control by the Company without Cause or by the Executive for Good Reason if (a) the Executive reasonably demonstrates that the Executive's employment was terminated prior to a Change in Control without Cause
(1) at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or
(2) otherwise in connection with, as a result of or in anticipation of a Change in Control, (b) the

Executive terminates his employment for Good Reason prior to a Change in Control and the Executive reasonably demonstrates that the circumstance(s) or event(s) which constitute such Good Reason occurred (1) at the request of such Person or
(2) otherwise in connection with, as a result of or in anticipation of a Change in Control, or (c) the Executive dies or is terminated due to Disability, in each case, after the occurrence of a Potential Change in Control and related Change in Control actually occurs within one (1) year after the Date of Termination or the date of death, as the case may be. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                           3.1.1 In lieu of any further salary and bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive (i) a lump sum severance payment in cash (or at the Executive's sole and exclusive option receive such amounts as salary continuation during the applicable periods set forth below), equal to 2.99 times the highest Annual Base Salary paid or payable to the Executive during the thirty-six (36) month period immediately preceding the month in which the Change in Control occurs, and (ii) all unpaid accrued vacation through the Date of Termination in accordance with the Company's plans and practices in effect immediately prior to the Change in Control, provided that such unpaid vacation has been accrued on the books and records of the Company prior to the Date of Termination.

                           3.1.2 After the Date of Termination, the Company shall continue to provide the Executive and/or the Executive's dependents, as the case may be, with (i) life, disability, accident and health insurance benefits ("Benefits Coverage") substantially similar to those which the Executive and/or the Executive's dependents is receiving immediately prior to any related Potential Change in Control or the receipt of the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), whichever is greater, until the earlier to occur of such time as the Executive is provided with substantially comparable Benefits Coverage with a new employer or thirty six (36) months; (ii) the automobile allowance, gas and other automobile benefits the Executive was receiving immediately prior to any related Potential Change in Control or the receipt of the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), for a period of twelve (12) months; and (iii) outplacement services, the scope and provider of which shall be selected by the Executive with the cost of such services and related expenses borne by the Company, subject to the submission of reasonable documentation in accordance with the Company's standard practice to substantiate expenses.

                  3.2 SPECIAL REIMBURSEMENT. In the event that the Executive becomes entitled to the Severance Payments, if any payment or benefit paid or payable, or received or to be received, by or on behalf of the Executive in connection with a Change in Control or the termination of the Executive's employment, whether any such payments or benefits are pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any of its subsidiaries, any Person, or otherwise (the "Total Payments"), will or would be subject to the excise tax imposed under section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and any Excise Tax imposed upon or attributable to the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

                           3.2.1 For purposes of determining whether any of the Total Payments will be subject of the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel (delivered to the Executive) selected by the Company and reasonably acceptable to the Executive such Total Payments (in whole or in part) (a) do not constitute parachute payments, including (without limitation) by reason of section 280G(b)(4)(A) of the Code, (b) such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, or (c) are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the code.

                           3.2.2 In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of any such subsequent liability for Excise Tax with respect to the Severance Payments.

                   3.3 DATE OF PAYMENT. The payment provided for in Section
3.1.1 and Section 3.2 hereof shall be made not later than the fifteenth (15th) day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is likely to be entitled to and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth
(30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 3.3, the Company shall provide the Executive with a detailed written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).


                  3.4 LEGAL COSTS. The Company shall also reimburse the Executive for all legal fees and expenses incurred in good faith by the Executive as a result of any dispute with any party (including, but not limited to, the Company and/or any affiliate of the Company) regarding the payment of any benefit provided for in this Agreement (including, but not limited to, all such fees and expenses incurred in disputing any termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

                  3.5 EMPLOYMENT AGREEMENT. The payment to the Executive of the Severance Payments provided for in Section 3.1 shall be in lieu of any severance payable to the Executive under the terms of any other employment agreement in effect on the Date of Termination. Except as provided in the preceding sentence, this Agreement is not intended to and shall not modify or supersede any such employment agreement or other contract or arrangement between the Executive and the Company in effect from time to time.

         4.       TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE.

                  4.1 NOTICE OF TERMINATION. Any purported termination of the Executive's employment with the Company (other than by reason of death) during the Window Period shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 7 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment with the Company under the provision so indicated. Further, a Notice of Termination for Cause is required in the form and in the manner specified in Section 1.3 of this Agreement. For purposes of this Agreement, any purported termination not effected in accordance with the Section 4.1 shall not be considered effective.

                  4.2 DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's employment during the Window Period, shall mean (i) if the Executive's employment is terminated for Disability, fifteen (15) days after Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than thirty (30) days, respectively, after the date on which such Notice of Termination is given).

                  4.3 DISPUTE CONCERNING TERMINATION. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 4.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute only if the basis for such notice is reasonable, such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

                  4.4 COMPENSATION DURING DISPUTE. If a purported termination occurs during the Window Period, and such termination is disputed in accordance with Section 4.3 above, the Company shall continue to pay the Executive the full compensation (including without limitation Annual Base Salary and Target Bonus) in effect at the time of any related Potential Change in Control or when the notice giving rise to the dispute was given (whichever is greater) and continue the Executive as a participant in all compensation, incentive, pension and welfare benefit and insurance plans in which the Executive was participating at the time of any Potential Change in Control or when the notice giving rise to the dispute was given, whichever is greater, until the dispute is finally resolved in accordance with Section 4.3 hereof. Amounts paid under this Section
4.4 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement or any other plan, agreement or arrangement.

                  5. NO MITIGATION. The Company agrees that, if the Executive's employment is terminated during the Window Period, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 3 or Section 4.4. Further, the amount of any payment or benefit provided for in Section 3 or Section 4.4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, or offset against any amount claimed to be owed by the Executive to the Company or any of its subsidiaries, or otherwise.

                  6. SUCCESSORS; BINDING AGREEMENT.

                           6.1 SUCCESSORS. In addition to any obligations
imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason during the Window Period, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                           6.2 BINDING AGREEMENT. This Agreement shall inure to
the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the term of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  7. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                           To the Company:

                           Graham-Field Health Products, Inc.
                           400 Rabro Drive East
                           Hauppauge, New York   11788
                           Attention:  Chairman of the Board and
                                       Chief Executive Officer


                           With a copy to:

                           Robert S. Reder, Esq.
                           Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York   10005


                           To the Executive:

                           Harvey P. Diamond
                           19 Clubhouse Lane
                           Scarsdale, New York   10583

                  8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflict of laws thereof. All references to sections of the Exchange Act or the Code shall be deemed also to refer to and include any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The rights and obligations of the Company and the Executive under this Agreement shall survive the expiration of the Term.

         9. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. NO LIMITATION. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                       GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                       By: /s/ Paul Bellamy
                                           -----------------------------------

                                   Name:  Paul Bellamy
                                          -------------------------------------
                                   Title: President and Chief Operating Officer
                                          -------------------------------------


                                   /s/ Harvey P. Diamond
                                   ---------------------------------------
                                   HARVEY P. DIAMOND